HARRIS & HARRIS GROUP ISSUES LETTER TO SHAREHOLDERS
AND INFORMATION FOR SHAREHOLDER CALL
ON TUESDAY, NOVEMBER 15, 2016

NEW YORK, NY — November 14, 2016 — Harris & Harris Group, Inc. (NASDAQ: TINY) issued the following letter to shareholders today that may also be found on its website at ir.hhvc.com/letters.cfm.

THIRD QUARTER REPORT 2016

Fellow Shareholders:

There is an often quoted Winston Churchill saying that goes, “success is not final, failure is not fatal: it is the courage to continue that counts.” We might amend this to say “it is the courage to change and continue that counts.”

The years from 2003 through 2008 brought success and growth for Harris & Harris Group. Since the second half of 2011, though, we have experienced successive years of decline in our share price, in our NAV, and in our ability to interest the market in the long-term promise of the transformative companies we build. The facts as they pertain to shareholders are simple. Our stock price has now depreciated consistently since the second half of 2011.

We have had successes, but these successes have not translated into NAV appreciation nor share price appreciation. First, we have not diluted shareholders by raising additional capital since 2009 because we have been able to realize more monetization events over the past five years than we have in historical periods. In each of the years 2015, 2014, 2013, 2012 and 2011, we had liquidity events that have returned proceeds to the company of approximately $11.9 million, $14.5 million, $31.8 million, $11.9 million and $16.5 million, respectively. In 2016, we expect to have liquidity events that return in excess of $15 million to the company. However, we have not had large enough liquidity events to meaningfully impact NAV.

Second, we continue to have companies in our portfolio that we believe are performing well. These companies continue to make progress each quarter, and we believe these companies have the potential to generate investment returns that are meaningful, and potentially larger than our historical returns. As recently reported, in the third quarter of 2016 alone, D-Wave Systems, Inc., announced details of its most advanced quantum computing system, featuring a new 2,000 qubit processor. D-Wave also announced the formation of D-Wave Government Inc., a U.S. subsidiary formed to provide D-Wave’s quantum computer systems to the U.S. government. Mersana Therapeutics, Inc., announced that it has clearance from the FDA to begin a Phase 1 clinical trial for its antibody-drug conjugate therapy for cancer. In conjunction with this clearance, the company received a $20 million milestone payment from Takeda. HZO, Inc., announced a collaboration with Rakuten Kobo to protect its latest eReader, the Kobo Aura ONE.
Finally, we have increased our investment income and decreased our net operating losses. We increased our investment income by 132 percent and decreased our net operating loss by 46 percent during the third quarter of 2016 as compared with the third quarter of 2015. In the first nine months of 2016, as compared with the first nine months of 2015, we increased our investment income by 97 percent and decreased our net operating loss by 41 percent. This reduction in net operating loss permits more of the future value of our portfolio to be realized by shareholders.
While making many changes over the past five years, we stayed true to our fundamental strategy, investing in transformative companies enabled by disruptive science. While we continue to believe the market has become incapable of pricing the potential of our long-term disruptive investments into existing market metrics, and while we still believe that our portfolio will return the type of returns investors have been investing in us for, it is time to change.
We are five years removed from the last time we traded at a premium to NAV. It is clear that we can no longer accept that our stock price reflects only a failure by the market to price the potential of our portfolio of venture capital investments. Although we believe the former is true, the market is also pricing a pessimistic view of our business model.
Over the past 18 months, in our Letters to Shareholders and in our public documents, we have repeatedly discussed the difficulties we face with our business model. In summary, there are three main difficulties: 1) structural changes in the public markets brought on both by government regulations and stock trading innovations have reduced many of the incentives for those that make a market in micro-capitalization stocks; 2) our structure as a BDC presents significant hurdles to build a firm focused investing in privately held, non-income producing securities with our existing capitalization; and, 3) the regulatory burden of many of the post 2002 regulations, such as Sarbanes-Oxley and Dodd-Frank, have been indiscriminate to size and to type of investment fund.
Management and the Board of Directors have been working on a long-term plan to 1) address these business model issues without compromising the value in our existing portfolio and 2) create future value for shareholders. While we have already taken steps to change our business, more fundamental changes will likely be required as this long-term plan develops. These modifications will be structural, as well as also likely involving additional changes.
In early January 2017, we will be organizing a shareholder call to discuss the proposed changes we will seek to implement as part of the long-term plan being developed by management and our Board of Directors. We will articulate why we believe this long-term plan is the best route to both create and maximize value for our shareholders. We continue to believe there is a way to move forward to maximize the value in our portfolio and to use our structure and resources to create greater value for shareholders in the future. We also believe this long-term plan will provide a path to build our precision health and medicine company in a way structurally that makes sense for shareholders.
We will be conducting our quarterly shareholder call tomorrow, Tuesday, November 15, 2016, at 10:00 AM Eastern to discuss the third quarter of 2016 and the progress of our portfolio. Shareholders can listen to the call through the following telephone numbers and/or website:
Live Call:    (877) 303-9848, domestic
(408) 337-0152, international

Webcast:     http://ir.hhvc.com/events.cfm

Please access the site at least 15 minutes prior to the scheduled start time in order to download any audio software that may be required. A replay of the webcast will be accessible through the Company's website for seven days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 1 p.m. Eastern Time on Tuesday, November 22, 2016, by dialing (404) 537-3406. The conference ID for the replay is 90921699.
Thank you for your support.

Douglas W. Jamison    Daniel B. Wolfe
Chairman, Chief Executive Officer    President, Chief Operating Officer

November 14, 2016

About Harris & Harris Group
Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

Forward-Looking Statements
This letter may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this letter. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com and www.facebook.com and have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this letter. Harris & Harris Group is not responsible for the contents of third-party websites.